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                                                                EXHIBIT 99(a)(4)

                          OFFER TO PURCHASE FOR CASH
                           ALL OUTSTANDING SHARES OF
                                 COMMON STOCK
                                      AND
                             CLASS B COMMON STOCK
                                      OF
                       ALL AMERICAN COMMUNICATIONS, INC.
                                      BY
                         PEARSON MERGER COMPANY, INC.
                         A WHOLLY OWNED SUBSIDIARY OF
                                  PEARSON PLC
                                      AT
                             $25.50 NET PER SHARE


 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
       TIME, ON TUESDAY, NOVEMBER 4, 1997, UNLESS THE OFFER IS EXTENDED.
                                                                October 7, 1997

To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

  We have been appointed by Pearson Merger Company, Inc., a Delaware corporation ("Purchaser") and an indirect wholly owned subsidiary of Pearson plc, a company incorporated under the laws of England ("Parent"), to act as Dealer Manager in connection with its offer to purchase all outstanding shares of Common Stock, $.0001 par value per share (the "Common Stock"), and all outstanding shares of Class B Common Stock, $.0001 par value per share (the "Class B Common Stock," and together with the Common Stock, the "Shares"), of All American Communications, Inc., a Delaware corporation (the "Company"), at $25.50 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Purchaser's Offer to Purchase dated October 7, 1997 (the "Offer to Purchase") and in the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer"), copies of which are enclosed herewith.

  For your information and for forwarding to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, we are enclosing the following documents:

    1.  Offer to Purchase;

    2. Letter of Transmittal for your use and for the information of your clients, together with Guidelines for Certification of Taxpayer
  Identification Number on Substitute Form W-9 providing information relating to backup federal income tax withholding;

    3. Notice of Guaranteed Delivery to be used to accept the Offer if the Shares and all other required documents cannot be delivered to the Depositary by the Expiration Date (as defined in the Offer to Purchase);

    4. A form of letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer; and

    5. A letter to stockholders of the Company from the Company's Chairman and Chief Executive Officer together with a Solicitation/Recommendation Statement on Schedule 14D-9 issued by the Company.

  The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of October 1, 1997 (the "Merger Agreement"), by and among Parent, Purchaser and the Company. The Merger Agreement provides
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that, among other things, following the consummation of the Offer and the satisfaction or (other than the Minimum Condition, as defined in the Merger Agreement) waiver of the other conditions set forth in the Merger Agreement, Purchaser will be merged with and into the Company (the "Merger"). At the effective time of the Merger, each outstanding Share (other than Shares held in the treasury of the Company, owned by Parent, Purchaser or any other wholly owned subsidiary of Parent or held by stockholders who perfect their dissenters' rights under Delaware law) will be converted into the right to receive the per Share price paid in the Offer, without interest.

  THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT, THE OFFER AND THE MERGER, HAS DETERMINED THAT THE OFFER AND THE MERGER ARE FAIR TO AND IN THE BEST INTERESTS OF THE STOCKHOLDERS OF THE COMPANY AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS ACCEPT THE OFFER, TENDER THEIR SHARES PURSUANT TO THE OFFER AND APPROVE THE MERGER.

  Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), Purchaser will be deemed to have accepted for payment, and will pay for, all Shares validly tendered and not properly withdrawn by the Expiration Date (as defined in the Offer to Purchase) if, as and when the Purchaser gives oral or written notice to the Depositary of the Purchaser's acceptance of the tenders of such Shares for payment pursuant to the Offer. Payment for Shares purchased pursuant to the Offer will be made only after timely receipt by the Depositary of (i) certificates evidencing such Shares or timely confirmation of a book-entry transfer of such Shares into the Depositary's account at one of the Book-Entry Transfer Facilities (as defined in the Offer to Purchase), (ii) a properly completed and duly executed Letter of Transmittal (or facsimile thereof) or, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase), and (iii) any other documents required by the Letter of Transmittal.

  In order to tender Shares pursuant to the Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message (in the case of any book-entry transfer), and any other documents required by the Letter of Transmittal, should be sent to the Depositary, and either certificates representing the tendered Shares should be delivered or such Shares must be delivered to the Depositary pursuant to the procedures for book-entry transfers, all in accordance with the instructions set forth in the Letter of Transmittal and the Offer to Purchase.

  If holders of Shares wish to tender their Shares, but it is impracticable for them to deliver their certificates on or prior to the Expiration Date or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures specified in
Section 3 of the Offer to Purchase.

  Neither Parent nor Purchaser will pay any fees or commissions to any broker, dealer or other person (other than the Dealer Manager, the Information Agent and the Depositary as described in the Offer to Purchase) in connection with the solicitation of tenders of Shares pursuant to the Offer. Purchaser will, however, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable expenses incurred by them in forwarding the enclosed materials to their customers. Purchaser will pay any stock transfer taxes applicable to its purchase of Shares pursuant to the Offer, subject to Instruction 6 of the Letter of Transmittal.

  YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, NOVEMBER 4, 1997, UNLESS THE OFFER
IS EXTENDED.
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  Any inquiries you may have with respect to the Offer may be addressed to the
Information Agent or the undersigned at the addresses and telephone numbers set forth on the back cover page of the Offer to Purchase. Requests for additional copies of the enclosed materials may be directed to the Information Agent or the Dealer Manager.

                                          Very truly yours,

                                          LAZARD FRERES & CO. LLC

 NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL RENDER YOU OR ANY PERSON THE AGENT OF PURCHASER, PARENT, THE COMPANY, ANY AFFILIATE OF THE COMPANY, LAZARD FRERES & CO. LLC, THE DEALER MANAGER, THE INFORMATION AGENT OR THE DEPOSITARY, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.